UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 3, 2011

Hawaiian Telcom Holdco, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34686	84-1659868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Bishop Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (808) 546-4511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On October 3, 2011, Hawaiian Telcom Communications, Inc. (the “Company”), a wholly-owned subsidiary of Hawaiian Telcom Holdco, Inc. (the “Registrant”), executed an Amended and Restated Revolving Line of Credit Agreement (the “Amended Revolving Credit Agreement”) with First Hawaiian Bank (“FHB”) which amends an existing revolving credit agreement between the Company and FHB dated as of October 28, 2010.  The Amended Revolving Credit Agreement extends the maturity of the facility to October 3, 2015, continues to provide for a total commitment of $30 million and support the issuance of letters of credit, and provides that borrowings under the revolving credit facility will bear interest at rates ranging from LIBOR plus 400 basis points to LIBOR plus 550 basis points. The Amended Revolving Credit Agreement also permits FHB to bring other lenders into the facility and syndicate its commitment.  The Amended Revolving Credit Agreement is subject to financial and other covenants which substantially mirror the convenants of the Company’s existing $300 million senior secured term loan agreement.  These include financial covenants that consist of a leverage ratio, minimum liquidity, and a maximum level of capital expenditures and other covenants that restrict, among other things, the incurrence of additional indebtedness, payment of dividends, redemptions of stock, other distributions to shareholders, and sales of assets.

The obligations of the Company under the Amended Revolving Credit Agreement are guaranteed by the Registrant and certain subsidiaries of the Company (the “Guarantors”) pursuant to an Amended and Restated Guaranty (the “Guaranty”) dated October 3, 2011, executed by the Guarantors in favor of FHB, which amends the guaranty for the exisiting revolving credit agreement. The obligations under the Amended Revolving Credit Agreement and the performance by the Guarantors under the Guaranty are secured by a security agreement by and among the Company, the Guarantors, and FHB pursuant to which FHB is granted a first-out, first priority security interest in substantially all of the assets of the Company and the Guarantors.

The foregoing descriptions of the Amended Revolving Credit Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Revolving Credit Agreement and the Guaranty which are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.  A press release announcing the amendment and extension of the Company’s revolving credit facility is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Statements in this Form 8-K and the attached exhibits that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, without limitation, those described in Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 3, 2011, the Company entered into a four-year revolving facility with a commitment of $30 million under the Amended Revolving Credit Agreement, which amended and replaced the Company’s existing revolving facility.  The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

10.1

Amended and Restated Revolving Line of Credit Agreement, dated as of October 3, 2011, by and among Hawaiian Telcom Communications, Inc., First Hawaiian Bank, as agent, and each of the lenders from time to time party thereto.

	10.2	Amended and Restated Guaranty, dated as of October 3, 2011, by and among Hawaiian Telcom Holdco, Inc., Hawaiian Telcom, Inc., Hawaiian Telcom Services Company, Inc., and First Hawaiian Bank.

	99.1	Press release dated October 6, 2011 announcing the amendment and extension of the Company’s revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2011
HAWAIIAN TELCOM HOLDCO, INC.

/s/ Robert F. Reich
Robert F. Reich
Senior Vice President and Chief Financial Officer